Exhibit 5.1

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020-1001
United States of America

T: +1 212 506 2500
F: +1 212 262 1910

mayerbrown.com

January 16, 2026

Evolution Petroleum Corporation
1155 Dairy Ashford Road, Suite 425
Houston, Texas 77079

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Evolution Petroleum Corporation, a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the general rules and regulations promulgated under the Act, of the following securities:

(i)           shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

(ii)          shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), which may be issued in one or more series;

(iii)         warrants for the purchase of shares of Common Stock or shares of Preferred Stock (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named therein;

(iv)         debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture proposed to be entered into by the Company and the trustee to be named therein, the forms of which are filed as exhibits to the Registration Statement (collectively, the “Indenture”);

(v)          such indeterminate number of shares of Common Stock or Preferred Stock as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable, of any shares of Preferred Stock, Warrants or Debt Securities that provide for such conversion, redemption, exchange, exercise or settlement, including such shares of Common Stock or shares of Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership) and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown LLP

Evolution Petroleum Corporation
January 16, 2026
Page 2

As used herein, “Transaction Documents” means the Warrant Agreements, the Indenture and any applicable underwriting or purchase agreement.

The board of directors of the Company (the “Board”) has taken and will take from time to time corporate action relating to the offer, sale and issuance of any Securities (the “Corporate Proceedings”). Certain terms of any class or series of Securities may be established by certain officers of the Company who will be authorized by the Corporate Proceedings.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions expressed herein, we have examined (i) the Registration Statement and the prospectus included therein (the “Prospectus”), (ii) a copy of the Indenture, and (iii) the opinion of Fennemore Craig, P.C., special Nevada counsel to the Company, dated as of the date hereof and filed as Exhibit 5.2 to the Registration Statement.

In addition, we have examined such other documents, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties, we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms.

We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be declared effective by the Commission and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive Transaction Document and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any Securities offered and sold will be sold and delivered at the price and in accordance with the terms of the applicable Transaction Document and as set forth in the Registration Statement and the applicable prospectus supplement; (vi) the Indenture, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (vii) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Indenture Act”); (viii) the issue price for any shares of Common Stock or Preferred Stock, including upon any exercise of Warrants or upon conversion of any shares of Preferred Stock or Debt Securities, will be at a price not less than the par value of such Common Stock or Preferred Stock, as the case may be; (ix) the certificates, if required, evidencing any Securities offered and sold have been duly executed and delivered; (x) the Corporate Proceedings with respect to any Securities offered and sold and their offering and issuance will have been completed; (xi) New York law will be chosen to govern the applicable Transaction Document for any offer and sale of Securities, and that such choice in each case is a valid and legal provision; (xii) the terms of the Securities offered and sold will not violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and such terms will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (xiii) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Transaction Document.

Mayer Brown LLP

Evolution Petroleum Corporation
January 16, 2026
Page 3

As to matters of fact material to our opinions, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of the Company and of public officials with respect to the Company.

Based upon and subject to the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that:

(1)           with respect to any Warrants offered by the Company (the “Offered Warrants”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement; (d) the due authorization of the shares of Common Stock or Preferred Stock underlying the Offered Warrants; and (e) the due authorization, execution and delivery of the applicable Warrant Agreement by the parties thereto, the Offered Warrants, when duly executed and countersigned in accordance with the applicable Warrant Agreement and delivered in accordance with the applicable Transaction Document approved by the Board, against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Warrant Agreement and will be enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(2)           with respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Debt Securities contained in the Registration Statement and any applicable prospectus supplement; and (d) the Indenture and any applicable supplemental indenture thereto has been duly authorized, validly executed and delivered by the parties thereto, the Offered Debt Securities, when duly executed and delivered and authenticated in accordance with the Indenture and when payment therefor is received, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Mayer Brown LLP

Evolution Petroleum Corporation
January 16, 2026
Page 4

In rendering the opinion in paragraph (2), we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the Indenture Act, and that the trustee has or will have duly executed and delivered the applicable Indenture.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We are admitted to practice law in the State of New York, and we express no opinion as to matters under or involving any laws other than the laws of the State of New York and the federal laws of the United States of America.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP